UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):
Emerging growth company 
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangement of Certain Officers.

On May 25, 2017, the Board of Directors of Apollo Endosurgery, Inc. (the “Company”) approved its 2017 Bonus Plan in which the Chief Executive Officer, as well as the Chief Financial Officer and certain other named executive officers will participate (the “2017  Bonus Plan”).
Pursuant to the terms of the 2017 Bonus Plan, our Chief Executive Officer, Todd Newton, is eligible to receive a target bonus of $200,000; our Chief Financial Officer, Stefanie Cavanaugh, is eligible to receive a target bonus of $88,007; our President and Chief Commercial Officer, Dennis McWilliams is eligible to receive a target bonus of $140,000, and our Executive Vice President of Operations, Charles Tribié, is eligible to receive a target bonus of $99,750.
The foregoing description of the Bonus Plan is qualified in its entirety by the terms set forth in the 2017 Bonus Plan attached hereto as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Document
10.1	2017 Bonus Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	June 1, 2017
		By:	/s/ Todd Newton
		Name:	Todd Newton
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	2017 Bonus Plan